FIRST AMENDMENT TO AMENDED AND RESTATED GUARANTY

THIS FIRST AMENDMENT TO AMENDED AND RESTATED GUARANTY (this “Amendment”), dated as of December 12, 2014 (the “Effective Date”), is made by and among RAIT FINANCIAL TRUST., a Maryland real estate investment trust (“Guarantor”) and CITIBANK, N.A. (together with its successors and/or assigns, “Buyer”).

W I T N E S S E T H:

WHEREAS, RAIT CMBS CONDUIT I, LLC, a Delaware limited liability company (“Original Seller”), RAIT CRE CONDUIT III, LLC, a Delaware limited liability company (“New Seller”; together with Original Seller, collectively, “Seller”) and Buyer have entered into that certain Amended and Restated Master Repurchase Agreement, dated as of July 28, 2014 (as the same may be amended, supplemented, extended, restated, replaced or otherwise modified from time to time, the “Repurchase Agreement”);

WHEREAS, in connection with the Repurchase Agreement, Guarantor is a party to that certain Amended and Restated Guaranty, dated as of July 28, 2014 (as the same may be amended, supplemented or otherwise modified from time to time, the “Guaranty”), made for the benefit of Buyer;

WHEREAS, all capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Repurchase Agreement or the Guaranty, as applicable; and

WHEREAS, Guarantor and Buyer desire to modify certain terms and provisions of the Guaranty as set forth herein.

NOW, THEREFORE, in consideration of ten dollars ($10) and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Guarantor and Buyer covenant and agree as follows as of the Effective Date:

1. Modification of Guaranty. The Guaranty is hereby modified as of the Effective Date as follows:

The following definitions are hereby added, in alphabetical order, to Section 1 of the Guaranty or, if already present in the Guaranty, amended and restated in their entirety, as follows:

“Adjusted Total Assets” shall mean, with respect to any Person on any date, all amounts that would be included under total assets on a balance sheet of such Person and its consolidated Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP, plus accumulated depreciation, minus (i) goodwill, and (ii) the amount of deferred financing expenses and amortizing intangibles, in the aggregate, that exceeds 10% of Adjusted Book Value.

“Leverage Ratio” means, at any date of determination, the ratio, expressed as a percentage, of Total Liabilities to Adjusted Total Assets.

“Special Book Value Adjustments” means, as of a particular date, the following adjustments, made on a cumulative basis: (i) the GAAP adjustment to Guarantor’s book value that reflects the fair value of long-term interest rate hedges maintained for RAIT CRE CDO I, Ltd. and RAIT Preferred Funding II, Ltd., plus (ii) the amount of depreciation and amortization accumulated against real estate assets owned or consolidated with Guarantor, plus (iii) the value of the recurring fees paid for collateral management and property management by Guarantor and its consolidated Subsidiaries which were not already included in Guarantor’s Total Assets, minus (iv) the impact, if any, on Guarantor’s Total Assets of consolidating Taberna Preferred Funding VIII, Ltd. and/or Taberna Preferred Funding IX, Ltd. with Guarantor.

2. Guarantor’s Representations. Guarantor has taken all necessary action to authorize the execution, delivery and performance of this Amendment. This Amendment has been duly executed and delivered by or on behalf of Guarantor and constitutes the legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms subject to bankruptcy, insolvency, and other limitations on creditors’ rights generally and to equitable principles. No Event of Default has occurred and is continuing, and no Event of Default will occur as a result of the execution, delivery and performance by Guarantor of this Amendment. Any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by Guarantor of this Amendment has been obtained and is in full force and effect (other than consents, approvals, authorizations, orders, registrations or qualifications that if not obtained, are not reasonably likely to have a Material Adverse Effect).

3. Reaffirmation of Guaranty. Guarantor hereby acknowledges and agrees that, notwithstanding the execution and delivery of this Amendment and the amendment of the Guaranty hereunder, all of Guarantor’s obligations under the Guaranty remain in full force and effect (as amended by this Amendment) and the same are hereby irrevocably and unconditionally ratified and confirmed by Guarantor in all respects.

4. Conditions Precedent. This Amendment and its provision shall become effective upon the execution and delivery of this Amendment by a duly authorized officer of each of Buyer and Guarantor.

5. Agreement Regarding Expenses. Guarantor agrees to pay Buyer’s reasonable out of pocket expenses (including reasonable legal fees) incurred in connection with the preparation and negotiation of this Amendment promptly (and after Buyer or Buyer’s counsel gives Guarantor an invoice for such expenses).

6. Full Force and Effect. Except as expressly modified hereby, all of the terms, covenants and conditions of the Guaranty and the other Transaction Documents remain unmodified and in full force and effect and are hereby ratified and confirmed by Seller. Any inconsistency between this Amendment and the Guaranty (as it existed before this Amendment) shall be resolved in favor of this Amendment, whether or not this Amendment specifically modifies the particular provision(s) in the Guaranty inconsistent with this Amendment. All references to the “Guaranty” in the Guaranty or to the “Guaranty” in any of the other Transaction Documents shall mean and refer to the Guaranty as modified and amended hereby.

7. No Waiver. Except with respect to the terms expressly modified by this Amendment, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Buyer under the Repurchase Agreement, the Guaranty, any of the other Transaction Documents or any other document, instrument or agreement executed and/or delivered in connection therewith.

8. Headings. Each of the captions contained in this Amendment are for the convenience of reference only and shall not define or limit the provisions hereof.

9. Counterparts. This Amendment may be executed in any number of counterparts, and all such counterparts shall together constitute the same agreement. Signatures delivered by email (in PDF format) shall be considered binding with the same force and effect as original signatures.

10. Governing Law. This Amendment shall be governed in accordance with the terms and provisions of Section 23(c) of the Guaranty.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives as of the day and year first above written and effective as of the Effective Date.

GUARANTOR:

RAIT FINANCIAL TRUST
a Maryland real estate investment trust

By: /s/ James Sebra
Name: James Sebra
Title: CFO

[SIGNATURES PAGES CONTINUE ON NEXT PAGE]

BUYER:

CITIBANK, N.A.

By: /s/ Richard B. Schlenger
Name: Richard B. Schlenger
Title: Authorized Signatory